EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Perceptron, Inc.

Plymouth, Michigan

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated September 7, 2017, relating to the consolidated financial statements and the effectiveness of Perceptron, Inc.’s internal control over financial reporting of Perceptron, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP

Troy, Michigan

December 19, 2017